Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 Post Effective Amendment No. 1 to Form S-1 of our report dated February 4, 2009 relating to the consolidated financial statements of MD Holdings, Corp. and subsidiary.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
June 15, 2009